NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Lifschultz Industries, Inc., a Delaware corporation (the "Company"), will be held at the Company's Utah offices, 799 East Utah Valley Drive, American Fork, Utah 84003-9775 at 10:00 a.m., mountain standard time, on Monday, December 14, 1998 (the "Annual Meeting").

     At the Annual Meeting, the shareholders will be asked to (i) consider and vote for the election of directors, (ii) approve the re-appointment of the firm of Grant Thornton LLP, independent certified public accountants, as the Company's auditors, and (iii) any other business that may be lawfully brought before the Annual Meeting. The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on Monday, October 29, 1998 (the record date), are entitled to notice of and to vote at the Annual Meeting, or at any continuance(s) or adjournment(s) thereof.

     The election of directors will be determined by plurality vote. Approval of the re-appointment of the Company's auditors, and any other matter lawfully brought before the annual meeting, will require the affirmative vote of a majority of the voting shares of Lifschultz Industries, Inc. stock, represented in person or by proxy, which are cast at the Annual Meeting.

                         By Order of the Board of Directors


                         DENNIS R. HUNTER
                         -----------------------------------
                         DENNIS R. HUNTER, President
                         November 2, 1998
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PLEASE NOTE:  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  EVEN
IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY. PLEASE MAIL YOUR PROXY PROMPTLY AND SAVE THE COMPANY THE EXPENSE OF ADDITIONAL REQUESTS FOR PROXIES.

                          LIFSCHULTZ INDUSTRIES, INC.
                             641 WEST 59TH STREET
                              NEW YORK, NY 10019
                                (212) 397-7788

                                PROXY STATEMENT
                      -----------------------------------

GENERAL
-------
     This Proxy Statement is furnished to shareholders of Lifschultz Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be voted at the 1998 Annual Meeting of Shareholders. The Annual Meeting will be held on December 14, 1998 at 10:00 a.m., mountain standard time, at the Company's Utah offices at 799 East Utah Valley Drive, American Fork, Utah 84003-9775. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement was first mailed on or about November 6, 1998 to shareholders of record of the Company as of Thursday, October 29, 1998, accompanied by the Company's 1998 Annual Report to Shareholders.

     At the meeting, the following matters will be considered and voted on:

     1. PROPOSAL NO. 1. Election of Sidney B. Lifschultz, David K. Lifschultz, Dennis R. Hunter, Joseph C. Fatony and James E. Solomon as directors to hold office until the 1999 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified (see "PROPOSAL ONE - ELECTION OF DIRECTORS");

     2. PROPOSAL NO. 2. Appointment of Grant Thornton LLP as the Company's independent certified public accountants for the 1999 fiscal year (see "PROPOSAL TWO - INDEPENDENT PUBLIC ACCOUNTANTS"); and

     3. GENERAL. Such other business as may properly come before the Annual Meeting.

     The Board of Directors recommends that shareholders vote FOR all nominees for director listed in Proposal No. 1, and FOR Proposal No. 2.

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         INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

VOTING RIGHTS
-------------
     The outstanding voting securities of the Company on October 7, 1998 were
(i) 1,117,519 shares of common stock, par value $0.001 per share ("Common Stock"); (ii) 5,200 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Shares"); and (iii) 21,231 shares of Series E Convertible Preferred Stock, par value $0.01 per share ("Series E Shares"). Holders of Common Stock at the close of business on October 29, 1998 (the "Record Date") will be entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them. Holders of Series A Shares at the close of business on the Record Date will be entitled to one-fifty of one vote at the Annual Meeting for each Series A Share held of record by them. Holders of Series E Shares at the close of business on the Record Date will be entitled to one-fifth of one vote at the Annual Meeting for each Series E share held of record by them. The holders of Series A Shares and Series E Shares are entitled to vote with the holders of Common Stock on all matters presented at the Annual Meeting.

VOTING AND REVOCATION OF PROXIES
--------------------------------
     By completing and returning the accompanying proxy form, the shareholder authorizes David K. Lifschultz and Dennis R. Hunter, as designated on the face of the proxy form (the "Proxy Holders"), to vote all shares for the shareholder. All returned proxies that are properly signed and dated will be voted by the Proxy Holders as the shareholder directs. If no direction is given, valid proxies will be voted by the Proxy Holders FOR the election of the persons nominated as directors and FOR the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending July 31, 1999. Additionally, the shares represented by a valid proxy will be voted by the Proxy Holders, in their discretion, on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the proposals described above. In the event that any director nominee is unable to serve, the Proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors currently has no reason to believe that any nominee will be unavailable or unwilling to serve.

     A proxy may be revoked by (i) delivering a written statement to the President of the Company stating that the proxy is revoked, (ii) by delivering to the President of the Company or presenting at the Annual Meeting a new proxy executed on a later date by or on behalf of the person or entity executing the prior proxy, or (iii) by voting in person at the Annual Meeting. A revoked proxy will not be voted.


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QUORUM AND VOTING REQUIREMENTS
------------------------------
     A quorum of the voting shares of the Company must be present at the Annual Meeting for a vote to be taken. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, a quorum will be present if a majority of the voting shares outstanding and entitled to vote at the meeting are present in person or by proxy. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Annual Meeting. With regard to Proposal No. 1, directors are elected by a plurality of the shares present in person or by proxy and voting at the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The appointment of auditors under Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. With regard to Proposal No. 2, abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

ADJOURNMENT OF ANNUAL MEETING
-----------------------------
     In the event that Proxies representing sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. At such adjournments the proxies will continue to be valid and, once a quorum is present in person or by proxy, directors may be elected by plurality vote and other proposals can be approved by the affirmative vote of the holders of a majority of the Company's voting shares present in person or by proxy. The Proxy Holders will vote in favor of any such proposed adjournments.

SOLICITATION
------------
     The solicitation of proxies pursuant to this Proxy Statement will be made primarily by mail. In addition, officers, employees, and representatives of the Company may solicit proxies by telephone, mail, or personal interviews, and arrangements will be made with banks, brokerage firms, and others to forward solicitation materials to the beneficial owners of shares held of record by them.

     The total cost of all such solicitation efforts, including reimbursement of the expenses of brokers and other nominees, will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------
     The following table sets forth certain information as of October 7, 1998,


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with respect to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock or a class of Preferred Stock, (ii) the beneficial ownership of such securities by each executive officer and director of the Company, and (iii) the beneficial ownership of all such securities by all of the Company's directors and executive officers as a group. Stock is considered "beneficially owned" by a person if such person, directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares: (i) voting power for the stock; and/or (ii) investment power for the stock (including the power to dispose of the stock). Such "beneficial ownership" also includes stock that a person has the right to acquire within 60 days of October 7, 1998. Unless otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them, subject to applicable community property laws. The percentage ownership for each person is calculated assuming that all the stock that could be acquired by that person within 60 days, by option exercise or otherwise, has in fact been acquired and that no other shareholder has exercised a similar right to acquire additional shares.

                                              Amount and
                                              Nature of
              Name and Address of             Beneficial        Percent
Class         Beneficial Owner                Ownership         of Class
-----         ----------------                ---------         --------

Common        David K. Lifschultz              498,984(1)         42.9%
              641 West 59th Street
              New York, NY  10019

Common        Charlotte K. Lifschultz          207,815(2)         18.6%
              641 West 59th Street
              New York, NY  10019

Common        Hudson Waterfront                 89,992(3)          8.1%
              Associates, L.P.
              725 Fifth Ave.
              New York, NY  10022

Common        Dennis R. Hunter                  56,262(4)          4.9%
              515 East 1860 South
              Provo, UT  84606

Common        Michael Hirst                     46,149(5)          4.1%
              799 E. Utah Valley Drive
              American Fork, UT  84003





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Common        James C. Triplett                 30,481(6)          2.7%
              799 E. Utah Valley Drive
              American Fork, UT  84003

Common        James Solomon                     20,481(7)          1.8%
              1455 West Center
              Orem, UT  84058

Common        Sidney B. Lifschultz              14,042(8)          1.3%
              641 West 59th Street
              New York, NY  10019

Common        J. Randall Owen                    1,000(9)            *
              799 E. Utah Valley Drive
              American Fork, UT  84003

Common        Joseph C. Fatony                     -0-(10)          -0-
              888 Seventh Ave., #402
              New York, NY  10106

Common        All directors and       605,917(1,4,5,6,7,8,9,10)    50.1%
              executive officers
              (8 persons) as a Group

Series E      Reboul, MacMurray,                 20,679            97.4%
              Hewitt & Kristol
              45 Rockefeller Plaza
              New York, NY  10111

Series E      All directors and                     -0-             -0-
              executive officers
              (8 persons) as a Group

Series A      John G. Bartol                      5,200             100%
              645 W. Rockford Drive
              Tempe, AZ  85281

Series A      All directors and                     -0-             -0-
              executive officers
              (8 persons) as a Group

     *     Less than one percent.

     (1) Chairman and Chief Executive Officer of the Company. Includes: (i) 200,477 shares held directly; (ii) 45,000 shares of common stock underlying employee stock options that are currently exercisable; (iii) 205,455 shares held by the Sidney B. Lifschultz 1992 Family Trust for which David Lifschultz

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is a co-trustee with his mother, Charlotte Lifschultz; (iv) 47,892 shares of stock held by a corporation for which David K. Lifschultz is an officer and director; and (v) 160 shares held by subsidiary, Lifschultz Fast Freight, Inc., for which David Lifschultz shares voting and investment power as an officer and director of Lifschultz Fast Freight.

     (2) Beneficial owner of 5% of the class shares indicated. Includes: (i) 205,454 shares held by the Sidney B. Lifschultz 1992 Family Trust for which Charlotte Lifschultz (wife of Sidney Lifschultz) is a co-trustee with David Lifschultz; and (ii) 2,361 shares held by trusts for the benefit of certain
family members for which Charlotte Lifschultz is a trustee.   Note that
205,454 of the shares shown for Charlotte Lifschultz are also reported for David Lifschultz as they are co-trustees for the Sidney B. Lifschultz 1992 Family Trust.

     (3) Beneficial owner of 5% of the class of shares indicated. Includes 89,992 shares held directly.

     (4)  President, Chief Financial Officer and director of the Company.
Includes: (i) 35,781 shares underlying employee stock options held by Dennis Hunter that are currently exercisable; and (ii) 20,481 shares held by subsidiary, Hart Scientific, Inc., for which Dennis Hunter shares voting and investment power as a director of Hart Scientific. Excludes: 2,500 shares underlying employee stock options held by Dennis Hunter that become exercisable only upon the stock price exceeding $100 per share for ten days.

     (5) Vice President and director of Hart Scientific. Includes: (i) 23,668 shares held directly; (ii) 2,000 shares of common stock underlying employee stock options that are currently exercisable; and (iii) 20,481 shares held by Hart Scientific for which Michael Hirst shares voting and investment power as a director of Hart Scientific.

     (6)  Chairman and Chief Executive Officer of Hart Scientific.  Includes:
(i) 10,000 shares underlying employee stock options held by James C. Triplett that are currently exercisable; and (ii) 20,481 shares held by Hart Scientific for which James Triplett shares voting and investment power as an officer and director of Hart Scientific. Excludes: 40,000 shares underlying employee stock options held by James Triplett that become exercisable only upon the stock price reaching $12 per share. While Mr. Triplett shares voting rights for the 20,481 shares held by Hart Scientific, he does not currently have the right to acquire those shares at any time in the future.

     (7) Director of the Company and Hart Scientific. Includes: 20,481 shares held by Hart Scientific for which James Solomon shares voting and investment power as a director of Hart Scientific.





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

     (8) Director of the Company. Includes: (i) 10,900 shares held directly; and (ii) 3,142 shares held by trusts for certain family members for which Sidney Lifschultz is co-trustee.

     (9)  President and Chief Operating Officer of Hart Scientific.  Includes:
1,000 shares of common stock held directly.

     (10)  Director of the Company.

     As of October 7, 1998, there are only two holders of Series E Preferred Stock and one holder of Series A Preferred Stock.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                   PROPOSAL ONE - ELECTION OF DIRECTORS
                   ------------------------------------
NOMINEES
--------
     The five current directors, David K. Lifschultz, Sidney B. Lifschultz, Dennis R. Hunter, Joseph C. Fatony, and James E. Solomon, are proposed to be re-elected at the Annual Meeting. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
-----------------------------------------------
     The following table sets forth certain information concerning directors and executive officers of the Company and certain officers/directors of subsidiaries of the Company, Lifschultz Fast Freight, Inc. ("LFF") and Hart Scientific, Inc. ("Hart"), and Hart's subsidiary, Calorimetry Sciences Corporation ("CSC"):
                                                            BEGAN SERVICE
                                                            AS AN OFFICER
NAME                   AGE          POSITONS HELD            OR DIRECTOR
-------------------    ---    -----------------------       -------------
David K. Lifschultz    52     Chairman and CEO of the            1991
                              Company (also President
                              and director of LFF)

Dennis R. Hunter       47     President, director, and           1988
                              CFO of the Company, (also
                              CEO, President, and Chairman
                              of CSC and director of Hart)

Sidney B. Lifschultz   86     Director of the Company            1991



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
Joseph C. Fatony       51     Director of the Company            1998

James E. Solomon       48     Director of the Company and Hart   1995

James C. Triplett      48     Chairman and CEO of Hart           1988

J. Randall Owen        40     President and COO of Hart          1994

Michael Hirst          49     Vice President and director        1988
                              of Hart

     David K. Lifschultz is the son of Sidney B. Lifschultz. No other family relationship exists among any of the directors or officers. All directors hold office until the next Annual Meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

     The Company's Board of Directors formed this last year an Audit Committee and a Compensation Committee. The members of both committees are David Lifschultz, Joseph Fatony and James Solomon. The Audit Committee, in addition to such other duties and responsibilities as determined from time to time by the Board of Directors, advises the Board with regard to each external audit, any related management letter, management's responses to recommendations made by the external auditor, the Company's annual financial statements, and any significant disputes between management and the external auditor that arise in connection with the preparation of the financial statements. The Audit Committee held no meetings during last the fiscal year. The Compensation Committee advises the Board of Directors on the compensation of executive officers of the Company. The Compensation Committee held two meetings during the last fiscal year. The Board of Directors held three meetings during the last fiscal year, which were attended by all of the directors in office at the time of the meeting.

     The principal occupations of the executive officers and directors named above for at least the past five (5) years are as follows:

     DAVID K. LIFSCHULTZ has been employed as the Chairman and Chief Executive Officer of the Company and President and a director of LFF for more than the past five years. Mr. Lifschultz studied at New York University.

     DENNIS R. HUNTER has been employed as the President and Chief Financial Officer of the Company for more than the past five years. He is also a director of Hart and the President, Chief Executive Officer, and Chairman of CSC. Prior to joining Hart in 1988, Mr. Hunter held positions as Vice President of Marketing for Diser, Inc. and Vice President of Business Development and Product Planning for Modtech International. He received his M.B.A. from Brigham Young University in 1977.

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
     SIDNEY B. LIFSCHULTZ, retired, received a B.S. degree in Engineering from the University of Illinois in 1933 and an M.B.A. degree from Harvard University in 1935. Mr. Lifschultz previously served as Chairman of the Board of LFF for more than five years.

     JOSEPH C. FATONY currently is a managing director for AFC Realty Capital Inc., a New York real estate investment banking firm. Prior to joining AFC Realty Capital, Mr. Fatony was a principal and founder of SRF Builders Capital Corp., a New York State mortgage bank. During the past 25 years, he has held several executive positions in the banking industry, including Vice President with The Bank of New York for over 20 years. He is an adjunct professor of finance and marketing at Long Island University and a Trustee and Chairman of the Board of American Investment Services. Mr. Fatony earned an M.B.A. from Long Island University in 1978 and a B.A. from L.I.U. in 1973.

     JAMES E. SOLOMON has served as a director of Hart since 1995. Since August 1997, Mr. Solomon has been the President and CEO of Paragraphics, a manufacturer of engraving equipment with annual sales of approximately $4 million. From January 1996 to March 1997 he was the President of the Burges Lamont Company, a distributor of consumer goods with over $30 million in annual sales and 130 employees. During the past five years, Mr. Solomon owned or co-owned various businesses, and has served as an adjunct professor at the University of Utah College of Business. He has a B.S. degree in finance from the University of Utah and has been a Certified Public Accountant since 1975.

     JAMES C. TRIPLETT has served as an officer and director of Hart for more than the past five years. Mr. Triplett is a former director of Technovest Corporation and has served as a Managing General Partner of Technovest Management Group, both of which were engaged in venture capital and investment activities. He was also employed by Crown Zellerbach Corporation, Alcan Aluminum Corporation, and Northwest Pipeline Corporation in various engineering and management positions. He has a B.S. degree in engineering and an M.B.A.

     J. RANDALL OWEN joined Hart in 1987 with responsibility for the sales and marketing of Hart's temperature calibration products. He previously owned and operated a company that manufactured and marketed industrial thermometers. Prior to that he was employed in the engineering departments of Watkins Johnson Corporation, Veeco Macronetics, and the Farinon Corporation. Mr. Owen attended Brigham Young University where he studied business and international relations.

     MICHAEL HIRST has served in various capacities with the original Hart company since he co-founded Hart's business in 1979, prior to its acquisition by the Company in 1988. He currently serves with Hart as a director, Vice President, and Secretary. Mr. Hirst has a B.S. degree in Design Technology from Brigham Young University.

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SIGNIFICANT EMPLOYEES
---------------------
     EDWIN A. LEWIS, age 50, serves as Vice President, Secretary, and Chief Scientist of CSC. Previously, Dr. Lewis was a research professor at Brigham Young University from 1981 until 1992, during which time he worked for Hart as a consultant. He joined Hart on a full time basis in 1992. Dr. Lewis received his Ph.D. in physical chemistry from the University of New Mexico in 1972.

EXECUTIVE COMPENSATION
----------------------
     SUMMARY COMPENSATION
     --------------------
     The following table sets forth the compensation of the Chief Executive Officer of the Company and certain other highly compensated executive officers of the Company for each of the Company's last three fiscal years whose total salary and bonus for the year ended July 31, 1998 exceeded $100,000 for services rendered in all capacities to the Company during such fiscal years.

     Other than the 401(k) plans of the Company and its subsidiaries, the Company and its subsidiaries have no pension or retirement plan for its executive officers. The Company prefers to pay higher cash compensation in lieu of making substantial pension plan contributions. The Company and its subsidiaries have adopted informal, unwritten bonus plans for its employees and executive officers. Under the plans, each company's Board of Directors typically evaluates the company's productivity and allocates bonuses twice a year based primarily on such productivity and the employee's performance.






















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

                                        SUMMARY COMPENSATION TABLE
                                        --------------------------
                                    Annual Compensation             Long Term Compensation
                                                                   ------------------------
                                                                        Awards      Payouts
                          ---------------------------------------- ---------------- -------
                                                            Other  Restric-
                                                            Annual   ted              LTIP   All Other
   Name and                                                Compen-  Stock   Options   Pay-    Compen-
   Position               Year        Salary      Bonus     sation  Awards   /SARs    outs    sation
---------------------------------    --------    --------  ------- -------- -------  -----  ---------
David K. Lifschultz,  Fiscal 1998    $319,491    $103,000     -0-     -0-    10,000   -0-     $4,750
CEO and Chairman      ------------------------------------------------------------------------------
of the Company        Fiscal 1997    $229,408     $72,000     -0-     -0-     -0-     -0-     $    0
                      ------------------------------------------------------------------------------
                      Fiscal 1996    $209,779     $66,500     -0-     -0-     -0-     -0-     $    0
----------------------------------------------------------------------------------------------------
Dennis R. Hunter,     Fiscal 1998    $220,158     $74,200     -0-     -0-     5,000   -0-    $26,224
President,            ------------------------------------------------------------------------------
director, and CFO     Fiscal 1997    $174,138     $27,715     -0-     -0-     -0-     -0-     $7,750
of the Company        ------------------------------------------------------------------------------
                      Fiscal 1996    $154,790     $114,057    -0-     -0-     -0-     -0-     $7,025
----------------------------------------------------------------------------------------------------
James C. Triplett     Fiscal 1998    $285,928     $172,621    -0-     -0-    50,000   -0-     $9,921
Chairman and CEO of   ------------------------------------------------------------------------------
Hart                  Fiscal 1997    $225,909     $176,829    -0-     -0-     -0-     -0-     $8,750
                      ------------------------------------------------------------------------------
                      Fiscal 1996    $182,735     $148,208    -0-     -0-     -0-     -0-     $5,900
----------------------------------------------------------------------------------------------------
J. Randall Owen       Fiscal 1998    $226,728     $108,716    -0-     -0-     -0-     -0-     $5,394
President and COO     ------------------------------------------------------------------------------
of Hart               Fiscal 1997    $175,705     $115,058    -0-     -0-     -0-     -0-     $5,538
                      ------------------------------------------------------------------------------
                      Fiscal 1996    $135,547     $ 92,719    -0-     -0-     -0-     -0-     $4,957
----------------------------------------------------------------------------------------------------
Michael Hirst         Fiscal 1998    $168,697     $ 64,221    -0-     -0-     -0-     -0-     $6,078
Vice President and    ------------------------------------------------------------------------------
director of Hart      Fiscal 1997    $136,074     $ 71,705    -0-     -0-     -0-     -0-     $4,754
                      ------------------------------------------------------------------------------
                      Fiscal 1996    $105,219     $ 57,898    -0-     -0-     -0-     -0-     $2,788----
-----------------------------------------------------------------------------------------------




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
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     (1)     Includes amounts paid by the Company or its subsidiaries into
401(k) plans and term life insurance premiums for the benefit of the named officer:
                                  401(k) Contribution   Insurance Premium
                                  -------------------   -----------------
   David K. Lifschultz    1998          $ 4,750             $      0
                          1997          $     0             $      0
                          1996          $     0             $      0

   Dennis R. Hunter       1998          $ 4,750             $ 21,474
                          1997          $ 4,750             $  3,000
                          1996          $ 4,625             $  2,400

   James C. Triplett      1998          $ 4,750             $  5,171
                          1997          $ 4,750             $  4,000
                          1996          $ 4,625             $  1,275

   J. Randall Owen        1998          $ 4,750             $    644
                          1997          $ 4,750             $    788
                          1996          $ 4,625             $    332

   Michael Hirst          1998          $ 4,750             $  1,328
                          1997          $ 3,200             $  1,554
                          1996          $ 2,400             $    388

STOCK OPTIONS/SARS
------------------
     The following table sets forth the option and stock appreciation rights ("SARs") granted to the named executive officers in the last fiscal year:

              OPTION/SAR GRANTS IN FISCAL YEAR ENDED JULY 31, 1998
                               INDIVIDUAL GRANTS
              ----------------------------------------------------
                       Number of     % of Total
                       Securities    Options/SARs
                      Underlying     Granted to      Exercise
                     Options/SARs   Employees in     or Base        Exp.
     Name           Granted (#)(1)   Fiscal Year   Price ($/Sh)     Date
-------------------------------------------------------------------------
David K. Lifschultz     10,000          14.3%         $3.125      12/7/12
-------------------------------------------------------------------------
Dennis R. Hunter         5,000           7.1%         $3.125      12/7/12
-------------------------------------------------------------------------
James C. Triplett       10,000          71.4%         $3.125      12/7/12
                        40,000                        $4.625      2/24/13
-------------------------------------------------------------------------

     (1)     All options are exercisable for Common Stock.


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AGGREGATED STOCK OPTION/SAR EXERCISES
-------------------------------------
     The following table sets forth the aggregated Common Stock options exercised by the named executive officers in the last fiscal year and the year end value of unexercised options:

      AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED JULY 31, 1998
                       AND FISCAL YEAR-END OPTION VALUES
      ------------------------------------------------------------------
                               Value                       Value of
                              realized    Number of     unexercised in-
                                ($)      unexercised       the-money
                   Shares                options/SARs     options/SARs
                  acquired     Value     at FY-end (#)   at FY-end ($)
                 on exercise  realized   exercisable/    exercisable/
     Name            (#)        ($)      unexercisable  unexercisable(7)
-------------------------------------------------------------------------
David K.             -0-        -0-        45,000(1)/       $181,500/
Lifschultz                                    -0-               -0-
-------------------------------------------------------------------------
Dennis R. Hunter     -0-        -0-        35,781(2)/       $147,562/
                                            2,500(3)           $-0-
-------------------------------------------------------------------------
James C.             -0-        -0-        10,000(4)/        $30,000/
Triplett                                   40,000(5)         $60,000
-------------------------------------------------------------------------
Michael W. Hirst     -0-        -0-         2,000(6)/         $9,120/
                                              -0-               -0-
-------------------------------------------------------------------------

     (1) Includes: (i) options for 30,000 shares of Common Stock exercisable at $1.565 per share which expire August 1, 2007; (ii) options for 5,000 shares of Common Stock exercisable at $3.125 per share which expire May 5, 2010; and (iii) options for 10,000 shares of Common Stock exercisable at $3.125 per shares, which expire December 7, 2012.

     (2) Includes: (i) options for 25,781 shares of Common Stock exercisable at $1.565 per share which expire August 1, 2007; (ii) options for 5,000 shares Common Stock exercisable at $3.125 per share which expire May 5, 2010; and (iii) options for 5,000 shares of Common Stock exercisable at $3.125 per share, which expire December 7, 2012.

     (3) Includes: options for 2,500 shares of Common Stock that become exercisable at $1.565 per share when the average closing price of the Company's stock exceeds $100.00 per share for ten consecutive days and expire August 1, 2007.


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     (4)     Includes: options for 10,000 shares of Common Stock exercisable at $3.125 per share, which expire December 7, 2012.

     (5) Includes: options for 40,000 shares of Common Stock that become exercisable at $4.625 per share when the price of the Company's stock reaches $12.00 per share and expire February 24, 2013.

     (6) Includes options for 2,000 shares of Common Stock exercisable at $1.565 per share, which expire February 8, 2003.

     (7) The value per share of option stock is calculated by subtracting the exercise price from the closing sales price on The Nasdaq SmallCap Market on July 31, 1998 ($6.125).

DIRECTOR COMPENSATION
---------------------
     For their services as non-employee directors of the Company, the Company compensates Joseph Fatony $10,000 per year and James Solomon and Sidney Lifschultz $5,000 per year each. Hart separately compensates James Solomon, for his services as a director of Hart, at a rate of $2,500 per year and allows him to participate in the informal Hart bonus plan described above. Under that bonus plan, Hart awarded a bonus of $7,000 for fiscal year 1998. The Company does not separately compensate directors of the Company that are also employees of the Company or CSC for their service as directors. The Company may in the future establish separate compensation for service for such employee directors.

EMPLOYMENT AGREEMENTS
---------------------

     DENNIS R. HUNTER
     ----------------
     On August 1, 1998, CSC entered into a new employment agreement with Dennis R. Hunter. The term of the agreement is five years, with a temporary extension of up to one year if CSC determines not to offer Mr. Hunter a new employment agreement at the end of five years. Under the agreement, for his services as Chairman, President and CEO of CSC, Mr. Hunter receives a base salary of $231,000 with a minimum 5% increase each year. Annual increases may be set at a higher level at the discretion of CSC's Board of Directors. If CSC terminates Mr. Hunter's employment without cause, or Mr. Hunter terminates employment for certain good reasons, he will be paid 50% of his remaining base compensation under the agreement or one year's base compensation, whichever is greater, plus certain medical insurance benefits. Failure by a successor of the Company to fully assume Mr. Hunter's contract will require the same payment.




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
     Under his employment agreement, Mr. Hunter has a put option with respect to certain stock options that he holds. He may exercise the put option over a three-year period following termination or expiration of the agreement, other than termination by CSC for certain defined causes or termination by Mr. Hunter without certain defined reasons. Under the put option, Mr. Hunter may require CSC to repurchase up his stock options for up to 5,260 shares of Company stock per year at a price of $5.94 per share (plus any exercise price if previously paid by Mr. Hunter). The employment agreement further contains provisions regarding assignment of inventions by Mr. Hunter, a two-year covenant not to compete by Mr. Hunter, and indemnification by CSC.

     JAMES C. TRIPLETT
     -----------------
     On August 25, 1997, Hart entered into a new employment agreement with James C. Triplett for a term of ten years. For his services as Chairman and Chief Executive Officer of Hart, he receives an annual base salary of $285,0000, subject to reduction in certain circumstances. He will receive annual increases of at least 5% as set by the Board of Directors. If Mr. Triplett's employment is terminated without cause before the end of the agreement, he is to be paid 50% of his remaining base compensation under the agreement or one year's salary, whichever is greater. Mr. Triplett may terminate the agreement upon 90 days notice or otherwise for "Good Reason" as defined in the agreement. Failure by a successor of the Company to fully assume Mr. Triplett's employment agreement will require the immediate payment of all yet to be paid compensation under the agreement. The agreement further contains provisions regarding assignment of inventions by Mr. Triplett, a two year covenant not to compete by Mr. Triplett, and indemnification by Hart.

     J. RANDALL OWEN
     ---------------
     Hart entered into a new agreement with J. Randall Owen on August 25, 1997. The agreement has a term of two years, with a provision for three one year renewal periods upon mutual agreement of the parties. Under the agreement, for his services as president of Hart, Mr. Owen receives a base salary of $226,000, subject to reduction in certain circumstances. If the agreement is terminated by Hart "for cause," Mr. Owen is entitled to three months' severance pay. If Hart otherwise terminates the agreement before the end of the term, Mr. Owen is entitled to 50% of his base compensation yet to be paid under the agreement. Failure by a successor of Hart to fully assume Mr. Owen's contract will require the immediate payment of all yet to be paid compensation under the agreement. The agreement further contains a provision requiring assignment of inventions by Mr. Owen and a two-year covenant not to compete.

     MICHAEL W. HIRST
     ----------------
     Hart entered into an agreement with Michael W. Hirst on August 1, 1993. The agreement has a term of ten years. Under the agreement, for his services


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as vice president of Hart, Mr. Hirst receives a base salary of $82,000.
Annual increases are set at the discretion of Hart's Board of Directors. Additionally, after ten years and cessation of full-time employment, Hart agrees to employ Mr. Hirst as a part-time consultant for five years at 25% of the Agreement's sixth-year base compensation, for a maximum of 500 hours of consultation per year.

     If Hart terminates the agreement before the end of the term without "cause", Mr. Hirst is entitled to 50% of his remaining base compensation or one year's salary, whichever is greater. Failure by a successor of Hart to fully assume Mr. Hirst's contract will require the immediate payment of all yet to be paid compensation and an additional $200,000 in compensation to Mr. Hirst. Mr. Hirst may terminate the agreement without cause upon 90 days notice after July 31, 1998. The agreement further contains provision regarding assignment of inventions by Mr. Hirst, a two-year covenant not to compete by Mr. Hirst, and indemnification by Hart.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------
     Section 16(a) of the Securities and Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, file initial reports of stock ownership and reports of changes in stock ownership with the Securities and Exchange Commission. Officers, directors, and greater than ten-percent owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on a review of the copies of such forms furnished to the Company or written representations from certain persons, the Company believes that during the Company's 1998 fiscal year, all filing requirements applicable to its officers, directors and ten-percent owners of the Company were met by such persons except as follows: Dennis R. Hunter filed late one Form 4 reporting one grant of a stock option by the Company and Michael W. Hirst filed late one Form 4 reporting one open market purchase of Company Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------
     As indicated in the discussion above, David K. Lifschultz and Dennis R. Hunter have stock option agreements with the Company. Also as explained above, Dennis R. Hunter, J. Randall Owen, James C. Triplett, and Michael W. Hirst have employment agreements with either the Company, Hart, or CSC.

     During fiscal year 1998 Hart purchased approximately $103,000 in instrument components from Owen Instruments. Owen Instruments is owned and operated by Suzette Owen, the wife of J. Randall Owen, President and Chief Operating Officer of Hart. The business relationship between Hart and Owen Instruments continues one that predates Mr. Owen's association with Hart.


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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF ALL
NOMINEES TO THE BOARD OF DIRECTORS NAMED ON THE ACCOMPANYING PROXY FORM.

                    PROPOSAL TWO - APPOINTMENT OF AUDITORS
                    --------------------------------------
     Grant Thornton LLP has been the Company's independent auditors since July 1994. Proposal No. 2 is to reappoint Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending July 31, 1999. No representative of Grant Thornton LLP is expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 1999.

                                 OTHER ITEMS
                                 -----------
ANNUAL REPORT TO SHAREHOLDERS
-----------------------------
     The Annual Report of the Company to its shareholders for the fiscal year ended July 31, 1998, including audited financial statements, accompanies this Proxy Statement.

ANNUAL REPORT ON FORM 10-KSB
----------------------------
     The Company will provide without charge, at the written request of any record beneficial shareholder as of October 29, 1998, a copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Form 10-KSB should be mailed to:

                          LIFSCHULTZ INDUSTRIES, INC.
                          799 East Utah Valley Drive
                         American Fork, Utah 84003-9775
                            Attn:  Dennis R. Hunter

SHAREHOLDER PROPOSALS
---------------------
     Any shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement and form of proxy for the Company's 1999 Annual Meeting, must deliver such proposal to the Utah offices of the Company, 799 East Utah Valley Drive, American Fork, Utah 84003-9775, Attention: Dennis R. Hunter, on or before July 9, 1999. If the Company does not receive notice of any other shareholder proposal on or before September 22, 1999, the persons


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
serving as proxies will have the discretion to vote on such matter at 1999 Annual Meeting without any discussion of such proposal in the Proxy Statement for such meeting.

                                   By Order of the Board of Directors


                                   DENNIS R. HUNTER
                                   --------------------------------------
                                   DENNIS R. HUNTER, President






































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LIFSCHULTZ                                                     PROXY
INDUSTRIES, INC.                     This Proxy is Solicited on Behalf of
799 East Utah Valley Drive                         the Board of Directors
American Fork, Utah 84003-9775



     The undersigned shareholder hereby appoints David K. Lifschultz and Dennis R. Hunter as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote, as designated below, all the shares of common stock of Lifschultz Industries, Inc. held of record by the undersigned and/or all of the votes to which the undersigned is entitled pursuant to the terms of the Series A or Series E Preferred Stock, held by the undersigned on October 29, 1998 (the record date), at the Annual Meeting of Shareholders to be held on ----------------------------------- December 14, 1998 or at any
continuation(s) or adjournment(s) thereof. The proposals listed below are made by the Board of Directors.

1.  ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed            [ ]  WITHHOLD AUTHORITY
          below (except as marked                 to vote for all
          to the contrary below)                  nominees listed below

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Sidney B. Lifschultz       David K. Lifschultz       Dennis R. Hunter
Joseph C. Fatony           James E. Solomon

2. APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 1999

     [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is given, then this Proxy will be voted FOR all nominees for director listed in Proposal 1 and FOR Proposal 2.

     Please sign exactly as your name appears on the records of the Company's transfer agent. When shares are held by joint tenants, both should sign.
When signing as attorney, or as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign in the

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
full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly. By signing below, the undersigned alos acknowledges receipt of the Company's Proxy Statement and Annual Report accompanying this proxy.

DATED:
      -----------------------------     ---------------------------------
                                        Name of entity which owns the
                                        shares if other than an individual

                                        By:
------------------------------------       ------------------------------
Signature (if signing individually)        Signature of authorized signer


------------------------------------    ---------------------------------
Additional signature if held jointly    Title of authorized signer